UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 30, 2007

CNL Income Properties, Inc.

(Exact name of registrant as specified in its charter)

Maryland	000-51288	20-0183627
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

450 South Orange Avenue, Orlando, Florida 32801

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: 407-650-1000

(Former name or former address, if changed since last report).

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 9.01	Financial Statements and Exhibits

On December 5, 2007, we filed a Form 8-K disclosing our acquisition of 22 golf properties from American Golf Corporation and certain of its affiliates. This acquisition was in connection with our agreement to purchase 28 golf course properties for an aggregate purchase price of $306.6 million, $5.6 million of which we have agreed to pay to Nevada Links, Inc. for its share of one of the properties. The Form 8-K is hereby amended to include the required financial information.

(a)	Financial Statements of Businesses Acquired

Selected American Golf and National Golf Properties

Unaudited Combined Financial Statements as of September 30, 2007 and December 31, 2006 and for the nine months ended September 30, 2007 and 2006

Combined Balance Sheets

Combined Statements of Operations

Combined Statements of Cash Flows

Notes to Combined Financial Statements

Combined Financial Statements as of December 31, 2006 and 2005 and for each of the three years in the period ended December 31, 2006

Independent Auditors’ Report

Combined Balance Sheets

Combined Statements of Operations

Combined Statements of Owners’ Equity

Combined Statements of Cash Flows

Notes to Combined Financial Statements

(b)	Pro Forma Financial Information

Unaudited Pro Forma Consolidated Financial Information of CNL Income Properties, Inc.

Unaudited Pro Forma Consolidated Balance Sheet as of September 30, 2007

Unaudited Pro Forma Consolidated Statement of Operations for the nine months ended September 30, 2007

Unaudited Pro Forma Consolidated Statement of Operations for the year ended December 31, 2006

Notes to Unaudited Pro Forma Consolidated Financial Statements

Certain statements in this report are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements generally are characterized by the use of terms such as “may,” “will,” “should,” “plan,” “anticipate,” “estimate,” “predict,” “believe” and “expect” or the negative of these terms or other comparable terminology. Although we believe that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, actual results could differ materially from those set forth in the forward-looking statements. Given these uncertainties, we caution investors and potential investors not to place undue reliance on such statements. We undertake no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect future events or circumstances or to reflect the occurrence of unanticipated events.

1

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 15, 2008	CNL INCOME PROPERTIES, INC.

	By:	/s/ R. Byron Carlock, Jr.
Name: R. Byron Carlock, Jr.
Title: President and Chief Executive Officer

2

SELECTED AMERICAN GOLF AND NATIONAL GOLF PROPERTIES

COMBINED BALANCE SHEETS

(In thousands)

	September 30, 2007 (Unaudited)	December 31, 2006
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$604	$555
Member receivables, net of allowance for doubtful accounts of $81 and $119 as of September 30, 2007 and December 31, 2006, respectively	2,552	2,699
Other receivables	376	328
Inventories	1,673	1,528
Prepaid expenses and other assets	1,320	812

Total current assets	6,525	5,922
PROPERTY AND EQUIPMENT—Net	127,548	129,073
PRIVATE MEMBERSHIPS, Net of accumulated amortization of $152 and $127 as of September 30, 2007 and December 31, 2006, respectively	77	101
LEASEHOLD ADVANTAGE, Net of accumulated amortization of $4,034 and $3,383 as of September 30, 2007 and December 31, 2006, respectively	19,294	19,945
RESTRICTED CASH	2,489	3,988
DEFERRED LOAN COSTS—Net of accumulated amortization of $3,128 and $2,346 as of September 30, 2007 and December 31, 2006, respectively	2	784
DEPOSITS, LICENSES AND OTHER ASSETS	1,454	1,731
GOODWILL	29,093	29,093

TOTAL	$186,482	$190,637

The accompanying notes are an integral part of these combined financial statements	(Continued	)

SELECTED AMERICAN GOLF AND NATIONAL GOLF PROPERTIES

COMBINED BALANCE SHEETS

(In thousands)

	September 30, 2007 (Unaudited)	December 31, 2006
LIABILITIES AND OWNERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$1,580	$1,214
Accrued expenses	7,268	6,713
Other liabilities	5,138	5,008
Other deferred revenue	1,821	5,487
Deferred initiation fee revenue—net	370	361

Total current liabilities	16,177	18,783
NOTES PAYABLE	132,362	133,468
MEMBERSHIP DEPOSIT LIABILITY	19,808	19,187
OTHER LONG-TERM LIABILITIES	1,401	1,405
DEFERRED INITIATION FEE REVENUE—Net	2,715	2,655
Total liabilities	172,463	175,498

MINORITY INTEREST	1,042	1,271

COMMITMENTS AND CONTINGENCIES	—	—
OWNERS’ EQUITY	12,977	13,868

TOTAL LIABILITIES AND OWNERS’ EQUITY	$186,482	$190,637

The accompanying notes are an integral part of these combined financial statements	(Concluded	)

SELECTED AMERICAN GOLF AND NATIONAL GOLF PROPERTIES

COMBINED STATEMENTS OF OPERATIONS (UNAUDITED)

(In thousands)

	For the nine months ended,
	September 30, 2007	September 30, 2006
REVENUES:
Green fees	$25,127	$24,828
Cart rentals	6,054	6,107
Member dues and initiation fees	14,703	14,217
Food and beverage sales	20,891	20,923
Merchandise sales	3,804	3,824
Other revenue	6,450	6,442

Total revenues	77,029	76,341

COSTS AND EXPENSES:
Payroll and related expenses	29,290	28,971
Cost of food and beverage sold	5,811	5,785
Cost of merchandise sold	2,924	2,676
General and administrative	8,711	8,902
Repairs and maintenance	2,420	3,034
Other operating expenses	9,728	9,296
Rents	2,497	2,539
Depreciation and amortization	6,126	5,850
Gain on disposal of assets	—	(55)

Total costs and expenses	67,507	66,998

OPERATING INCOME	9,522	9,343
OTHER INCOME (EXPENSE):
Interest income	189	167
Interest expense	(10,524)	(10,528)

Total other expense	(10,335)	(10,361)
LOSS BEFORE MINORITY INTEREST	(813)	(1,018)
MINORITY INTEREST	(171)	(226)

NET LOSS	$(984)	$(1,244)

The accompanying notes are an integral part of these combined financial statements

SELECTED AMERICAN GOLF AND NATIONAL GOLF PROPERTIES

COMBINED STATEMENTS OF CASH FLOWS (UNAUDITED)

(In thousands)

	For the nine months ended,
	September 30, 2007	September 30, 2006
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(984)	$(1,244)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	6,126	5,850
Amortization of intangibles	651	651
Amortization of deferred financing costs	782	1,174
Loss on interest rate cap agreements	498	179
Deferred rent	74	143
Minority interest	171	226
(Gain) loss on disposal of assets	—	(55)
Bad debt expense	67	(7)
Accretion of membership deposit liability	966	675
Increase (decrease) from changes in:
Member receivables	80	207
Other receivables	(48)	(177)
Inventories	(145)	(291)
Prepaid expenses and other assets	(508)	(360)
Deposits, licenses and other assets	(170)	(27)
Accounts payable	366	(153)
Accrued expenses	871	(1,119)
Other liabilities	130	767
Other deferred revenue	(3,666)	(3,130)
Deferred initiation fee revenue	69	259

Net cash provided by operating activities	5,330	3,568

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of property and equipment	(4,971)	(3,378)
Proceeds from the disposal of property and equipment	—	80
Decrease (increase) in restricted cash	1,499	(185)

Net cash used in investing activities	(3,472)	(3,483)

SELECTED AMERICAN GOLF AND NATIONAL GOLF PROPERTIES

COMBINED STATEMENTS OF CASH FLOWS (UNAUDITED)

(In thousands)

	For the nine months ended,
	September 30, 2007	September 30, 2006
CASH FLOWS FROM FINANCING ACTIVITIES:
Payments on notes payable	$(1,106)	$(181)
Purchase of interest rate cap agreement	(51)	—
Cash paid for lease buyout	—	(19)
Member deposit liability	(345)	248
Net contributions from owners	93	—
Net distributions to owners	—	(150)
Distributions to minority interests	(400)	(462)

Net cash used in financing activities	(1,809)	(564)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	49	(479)
CASH AND CASH EQUIVALENTS—Beginning of period	555	877

CASH AND CASH EQUIVALENTS—End of period	$604	$398

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for interest, net of capitalized interest of $68 and $17 as of September 30, 2007 and 2006, respectively	$9,173	$9,293
Non-cash transactions:
Investments in property and equipment included in accrued expenses	$124	$637

The accompanying notes are an integral part of these combined financial statements

SELECTED AMERICAN GOLF AND NATIONAL GOLF PROPERTIES

NOTES TO COMBINED FINANCIAL STATEMENTS

1.	ORGANIZATION AND BASIS OF PRESENTATION

AGC LLC Holding, a Delaware limited liability company (“AGC”) was formed in 1973 for the purpose of operating public and private golf and tennis facilities on leased premises. National Golf Properties LLC, a Delaware limited liability company (“NGP”) owns golf courses located throughout the United States. On February 6, 2003, both AGC and NGP were acquired by an investor group comprised primarily of Goldman Sachs’ GS Capital Partners 2000, L.P., Goldman Sachs’ Whitehall Street Global Real Estate Limited Partnership 2001 and Starwood Capital Group’s SOF-VI U.S. Holdings, LLC. As a result of this transaction, assets and liabilities of both AGC and NGP were recorded at their fair market value. Since AGC and NGP are under common ownership, the accompanying financial statements have been presented on a combined basis.

On October 29, 2007 AGC and NGP announced that they had agreed to sell 28 owned and leased golf courses (including its 50% interest in the Las Vegas Joint Venture) (the “Selected Portfolio”) to a third party. The sale of the owned properties was completed on November 30, 2007. The sale of Micke Grove was completed on December 19, 2007. The sale of Forest Park was completed on December 20, 2007. The sale of the remaining properties is expected to be completed in January 2008. The Selected Portfolio is as follows:

Property	Location	Property	Location

Ancala Country Club	Arizona	Shandin Hills Golf Club *	California
Arrowhead Country Club	Arizona	Arrowhead Golf Club	Colorado
Continental Golf Course	Arizona	Eaglebrook Country Club	Illinois
Desert Lakes Golf Course	Arizona	Mission Hills Country Club	Illinois
The Foothills Golf Club	Arizona	Ruffled Feathers Golf Club	Illinois
Kokopelli Golf Club	Arizona	Tamarack Golf Club	Illinois
Legend at Arrowhead	Arizona	Deer Creek Golf Club	Kansas
London Bridge Golf Course	Arizona	Tallgrass Country Club	Kansas
Stonecreek Golf Club	Arizona	Hunt Valley Country Club	Maryland
Superstition Springs Golf Course	Arizona	Majestic Oaks Golf Club	Minnesota
Tatum Ranch Golf Club	Arizona	Forest Park Golf Course *	Missouri
David L. Baker Memorial Golf Center *	California	Las Vegas Golf Club* ^	Nevada
Meadowlark Golf Course *	California	Painted Desert Golf Club	Nevada
Micke Grove Golf Course *	California	Meadowbrook Country Club	Oklahoma

*	Leased golf course properties

^	50% Ownership of Las Vegas Joint Venture

The accompanying combined financial statements have been presented on a carve-out basis with the assets, liabilities, results of operations and cash flows of the Selected Portfolio combined from different legal entities, all of which are indirect wholly-owned subsidiaries of AGC and NGP (except for the 50% interest in the Las Vegas Joint Venture whose operations are consolidated in the financial statements due to exercise of control). The combined financial statements include allocations from AGC and NGP of certain overhead costs (see note 4). The allocation of debt, related costs and interest to the Selected Portfolio was calculated as its proportionate share of the total AGC and NGP debt which is secured by the Selected Portfolio, based on the specific amounts set forth in the loan documents. Goodwill originated from the transaction dated February 6, 2003 and was recorded at each course based on the allocated purchase price. Transactions between the entities being combined have been eliminated upon combination. Management believes that the assumptions and estimates used in preparation of the combined financial statements are reasonable. However, the combined financial statements may not necessarily reflect the Selected Portfolio’s results of operations, financial position or cash flows in the future, or what its results of operations, financial position or cash flows would have been if the Selected Portfolio had been a stand-alone company during the periods presented. Because of the nature of these combined financial statements, AGC and NGP’s net investment in the Selected Portfolio is shown as “Owners’ Equity.” Other transactions with AGC and NGP and related parties are presented in note 4.

The accompanying combined financial statements as of September 30, 2007 and for the nine months ended September 30, 2007 and 2006 are unaudited, but include all adjustments (which are normal and recurring), that are, in the opinion of management, necessary to present a fair presentation of the financial results as of September 30, 2007 and for the nine months ended September 30, 2007 and 2006. Certain information and footnote disclosures normally included in financial statements prepared in accordance with U.S. generally accepted accounting principles have been omitted. It is suggested that these financial statements be read in conjunction with the Selected American Golf and National Golf Properties December 31, 2006 financial statements and notes thereto.

SELECTED AMERICAN GOLF AND NATIONAL GOLF PROPERTIES

NOTES TO COMBINED FINANCIAL STATEMENTS

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates—The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported periods. These estimates include the allocation of costs and the assessment of the collectibility of accounts receivable, use and recoverability of inventories, useful lives for amortization periods, and recoverability of goodwill, among others. Actual results could differ from those estimates.

Inventories—Inventories are stated at the lower of cost (using the first-in, first-out method) or market. Inventories consist primarily of food, beverage, golf and tennis equipment and clothing and accessories.

Revenue Recognition—Revenue from green fees, cart rentals, food and beverage sales, merchandise sales and other income (consisting primarily of range income, banquets, and club and other rental income) are generally recognized at the time of sale.

Revenue from membership dues is recognized in the month earned. Membership dues received in advance are included in deferred revenues and recognized as revenue ratably over the appropriate period, which is generally twelve months or less. The monthly dues are generally structured to cover the club operating costs and membership services.

Initiation Fees—The Selected Portfolio’s private country club members are expected to pay an advance initiation fee upon their acceptance as a member in the country club. Initiation fees are generally deposits which are refundable 30 years after the date of acceptance as a member. The difference between the amount paid by the member (net of incremental direct costs, primarily commissions) and the net present value of the future refund obligation is deferred and recognized as initiation fee revenue on a straight-line basis over the estimated average expected life of an active membership (currently seven years).

Goodwill and Other Intangible Assets—Goodwill and identifiable intangibles which consists of leasehold advantages, private memberships and liquor licenses (more fully described below), recorded in connection with the purchase discussed in Note 1, are accounted for in accordance with the provisions of Statement of Financial Accounting Standards (“SFAS”) No. 142, Goodwill and Other Intangible Assets.

Leasehold Advantage—is amortized on a straight line basis over the life of the leases, which range from 19 – 39 years. A leasehold advantage exists when the Selected Portfolio pays a contracted rent that is below current market rents. The value of a leasehold advantage is calculated based on the differential between market and contracted rent, which is tax effected and discounted to present value based on an after-tax discount rate corresponding to each golf course.

Private Memberships—The Selected Portfolio has private memberships that generate revenue through certain membership-associated fees such as initiation fees and membership dues. The private memberships were valued under the premise that the membership can only have positive value after (i) the Selected Portfolio would receive a fair return of approximately 3% to 5% of gross revenues and (ii) the landlords would receive their contracted rental payments. As the estimated average life of an active membership is seven years, costs and expense were allocated ratably to the deferred revenue over this period, and the resulting after-tax cash flows were then discounted to present value using an after-tax discount rate. The sum of the present value of after-tax cash flows was added to the amortization tax benefit to arrive at a value for each private membership. Private memberships are amortized on a straight-line basis over seven years, the estimated average expected life of an active membership.

Liquor Licenses—The Selected Portfolio has transferable liquor licenses that have indefinite lives and are not amortized. The value assigned to each liquor license is based on the type of license (i.e., full liquor, beer and wine or beer only license), the state, city or county the license is in, and overall demand for the license.

SELECTED AMERICAN GOLF AND NATIONAL GOLF PROPERTIES

NOTES TO COMBINED FINANCIAL STATEMENTS

Property and Equipment—Property and equipment are carried at cost.

Depreciation of property and equipment is computed using the straight-line method over the lesser of the estimated useful life of the asset (3 to 30 years) or the remaining term of the lease. When property and equipment are sold or otherwise disposed of, the asset account and related accumulated depreciation and amortization account are relieved, and any gain or loss is included in operations. Expenditures for maintenance and repairs are charged to operations. Significant expenditures which extend the useful life of existing assets are capitalized.

Capitalized Interest—The Selected Portfolio capitalizes interest expense during the period of new construction or upgrade of qualifying assets.

Operating Leases and Other Operating Expenses—Other operating expenses consist primarily of equipment leases, utilities, seed, soil and fertilizer. The five leased golf course properties and related facilities in the Selected Portfolio are under long-term operating leases. In addition to minimum payments, certain leases require payment of the excess of various percentages of gross revenue or net operating income over the minimum rental payments. The leases generally require these properties to pay taxes assessed against the leased property and the cost of insurance and maintenance. The majority of lease terms range from 10 to 20 years, and typically, the leases contain renewal options. Certain leases include minimum scheduled increases in rental payments at various times during the term of the lease. These scheduled rent increases are required to be recognized on a straight-line basis over the term of the lease.

Impairment of Assets—In accordance with SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, the Selected Portfolio regularly reviews long-lived assets other than goodwill and intangibles with indefinite lives (that are to be held and used or are held for sale) for impairment whenever events or changes in circumstances indicate that the carrying value of the assets may not be recoverable. For assets to be held and used by the Selected Portfolio, the sum of expected undiscounted future cash flows is calculated and if the sum is less than the carrying value of the asset, the Selected Portfolio recognizes an impairment loss equal to the difference between the estimated fair value and the carrying value.

The Selected Portfolio tests goodwill for impairment in November on an annual basis or more frequently if an event occurs or circumstances change that could more likely than not reduce the fair value of a reporting unit below its carrying amount. The impairment test consists of comparing the fair value for a reporting unit with its carrying amount, including goodwill, and, if the carrying amount of the reporting unit exceeds its fair value, comparing the implied fair value of goodwill with its carrying amount. The Selected Portfolio considers each golf course to be a reporting unit. An impairment loss would be recognized for the carrying amount of goodwill in excess of its implied fair value.

Concentration of Risk—Financial instruments that potentially subject the Selected Portfolio to concentration of credit risk consist primarily of cash and cash equivalents and member receivables.

The Selected Portfolio has cash in financial institutions, some of which is insured by the Federal Deposit Insurance Corporation (“FDIC”) up to $100,000 per institution. At various times throughout the year ended December 31, 2006 and nine months ended September 30, 2007, the Selected Portfolio had cash in financial institutions that was in excess of the FDIC insurance limit.

Concentration of risk with respect to member receivables, which consists primarily of membership dues and charges, is limited due to the large number of club members comprising the Selected Portfolio’s customer base and their dispersion across many different geographic areas. The member receivables are billed and due monthly, and all probable bad debt losses have been appropriately considered in establishing an allowance for doubtful accounts.

SELECTED AMERICAN GOLF AND NATIONAL GOLF PROPERTIES

NOTES TO COMBINED FINANCIAL STATEMENTS

Fair Value of Financial Instruments—To meet the reporting requirements of SFAS No. 107, Disclosures about Fair Value of Financial Instruments, the Selected Portfolio calculates the fair value of the financial instruments and includes this additional information in the notes to the combined financial statements when the fair value is materially different from the carrying value of those financial instruments. When the fair value reasonably approximates the carrying value, no additional disclosure is made. The Selected Portfolio uses quoted market prices, when available, or discounted cash flows to calculate these fair values.

In June 2005, the Company purchased an interest rate cap in the amount of $276,000 to protect against an increase in the 30-day LIBOR on a $133.8 million variable rate loan obtained in June 2005. The interest rate cap is for a term of two years and protects the Company on a specific portion of the loan, which decreases over the term of the interest rate cap, on any increase in the interest rate above 4.7% per annum. SFAS No. 133 requires the Company to record the interest rate cap on the balance sheet at fair value and to record changes in the fair value of the interest rate cap in the statement of operations. This interest rate cap agreement expired in June 2007.

In June 2007, the Company purchased an interest rate cap in the amount of $51,000 to protect against an increase in the 30-day LIBOR on a $132.4 million variable rate loan on which the Selected Portfolio exercised the first of three one-year extension options. The interest rate cap is for a term of one year and protects the Company on a specific portion of the loan, which decreases over the term of the interest rate cap, on any increase in the interest rate above 5.637% per annum. SFAS No. 133 requires the Company to record the interest rate cap on the balance sheet at fair value and to record changes in the fair value of the interest rate cap in the statement of operations.

Cash and Cash Equivalents—The Selected Portfolio considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

Restricted Cash—Restricted cash consists of cash held as collateral to provide credit enhancement for the Selected Portfolio’s obligations related to performance under lease agreements and insurance claims for certain insurance policies and cash held as collateral to provide cash reserves for property taxes and environmental insurance.

Deferred Loan Costs—Deferred loan costs include loan origination costs such as legal fees, consulting fees and filing costs. Such costs are amortized on a straight-line basis, which approximates the effective interest method, over the term of the respective loan.

Income Taxes—AGC, which has subsidiaries that are corporations, accounts for income taxes under SFAS No. 109, Accounting for Income Taxes, which prescribes an asset and liability approach. Under the asset and liability method, deferred tax assets and liabilities are recognized for the expected future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and the respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized. Income tax expense (benefit) is the tax payable (refundable) for the period and the change during the period in deferred tax assets and liabilities.

This approach was used to determine the components of income taxes for the Selected Portfolio based on the specific identification of assets and liabilities.

NGP is a limited liability company, and as such, under current federal and state laws is not generally subject to income taxes; therefore, no provision has been made for such taxes in the accompanying combined financial statements for amounts related to NGP. Income tax for the Selected Portfolio was prepared as if the Selected Portfolio prepared a separate tax return.

In July 2006, the FASB issued FASB Interpretation No. 48 (“FIN 48”), Accounting for Uncertainty in Income Taxes — an interpretation of FASB Statement No. 109, which prescribes comprehensive guidelines for recognizing, measuring, presenting and disclosing in the financial statements tax positions taken or expected to be taken on tax returns. FIN 48, effective for fiscal years beginning after December 15, 2006, seeks to reduce the diversity in practice associated with certain aspects of the recognition and measurement related to accounting for income taxes. The adoption of this standard did not have a material effect on the Selected Portfolio’s combined financial condition, results of operation or liquidity. (See Note 5 for further information on the Company’s adoption of Fin 48.)

SELECTED AMERICAN GOLF AND NATIONAL GOLF PROPERTIES

NOTES TO COMBINED FINANCIAL STATEMENTS

Other Deferred Revenue—Other deferred revenue consists of prepaid membership dues, prepaid privileges and prepaid memberships that will be recognized as revenue within the next 12 months.

3.	COMMITMENTS AND CONTINGENCIES

In addition to minimum rental payments, certain leases require payment of the excess of various percentages of gross revenue or net operating income over the minimum rental payments. The Selected Portfolio is required to maintain bonds under certain third-party agreements, as requested by certain utility providers, and under the rules and regulations of licensing authorities and other governmental agencies.

Litigation—The Selected Portfolio has continuing litigation matters and other contingencies incurred in the ordinary course of business and has recorded liabilities for the payment of these contingencies when such amounts are probable and can be estimated.

On May 29, 2007, AGC entered into a Memorandum of Understanding (MOU) in settlement of a class action suit. Per the MOU, AGC will pay up to $2.6 million in full and complete settlement of all claims, inclusive of attorney’s fees, costs, claims administration costs and all other fees and costs. The MOU is binding, subject to court approval. The settlement expense will be spread equitably across the 64 California courses operated by AGC, of which four courses are included in the Selected Portfolio. The accompanying statement of operations for the nine months ended September 30, 2007 includes such allocated costs amounting to $76,750.

4.	RELATED PARTY TRANSACTIONS

The Selected Portfolio is wholly owned by AGC and NGP and reflects transactions with AGC and NGP for, among other things, the daily transfer of cash collections, daily cash funding to be used in operations and allocations of corporate expenses. For purposes of these combined financial statements, the net amount due to/from AGC and NGP has been classified as “Owners’ Equity.”

AGC and NGP have allocated to the Selected Portfolio certain overhead costs, which include general and administrative services (including legal, human resources, financial and technological services) and payroll and related expenses. The combined financial statements reflect expenses which were allocated based on specific identification of costs and relative share of revenue or certain types of costs. Management believes that the methodologies used to allocate such overhead expenses for the services described above are reasonable. However, the Selected Portfolio’s expenses as a stand-alone company may be different from those reflected in the combined statements of operations.

Payroll and related expenses are comprised of the following for the nine months ended September 30, (in thousands):

	2007	2006
Direct costs	$25,868	$25,403
Allocated AGC and NGP overhead	3,422	3,568

Total	$29,290	$28,971

General and administrative expenses are comprised of the following for the nine months ended September 30, (in thousands):

	2007	2006
Direct costs	$7,844	$7,093
Allocated AGC and NGP overhead	867	1,809

Total	$8,711	$8,902

5.	UNCERTAIN TAX POSITIONS

In July 2006, the FASB issued FASB Interpretation No. 48 (“FIN 48”), Accounting for Uncertainty in Income Taxes — an interpretation of FASB Statement No. 109, which prescribes comprehensive guidelines for recognizing, measuring, presenting and disclosing in the financial statements tax positions taken or expected to be taken on tax returns. FIN 48, effective for fiscal years beginning after December 15, 2006, seeks to reduce the diversity in practice associated with certain aspects of the recognition and measurement related to accounting for income taxes.

The Selected Portfolio files U.S. federal income tax returns and returns in various states’ jurisdictions. The Selected Portfolio’s policy is to recognize interest and penalties related to unrecognized tax benefits as a component of income tax expense. For the nine months ended September 30, 2007, we recorded no interest or penalties related to unrecognized tax benefits as a component of income tax expense.

The Selected Portfolio adopted the provisions of FIN 48 on January 1, 2007. In accordance with the requirements of FIN 48, the Selected Portfolio evaluated all tax years still subject to potential audit under state and federal income tax law, which currently include the years ended December 31, 2004, 2005 and 2006 and the nine months ended September 30, 2007, in reaching its accounting conclusions. As a result, the Selected Portfolio concluded it did not have any unrecognized tax benefits or any additional tax liabilities after applying FIN 48 as of the January 1, 2007 adoption date or as of September 30, 2007. The adoption of FIN 48 therefore had no impact on the Selected Portfolio’s combined financial statements.

INDEPENDENT AUDITORS’ REPORT

To the Owners

Selected American Golf and National Golf Properties:

We have audited the accompanying combined balance sheets of Selected American Golf and National Golf Properties (the “Selected Portfolio”) as defined in Note 1, as of December 31, 2006 and 2005, and the related combined statements of operations, owners’ equity, and cash flows for each of the three years in the period ended December 31, 2006. These financial statements are the responsibility of the Selected Portfolio’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Selected Portfolio’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

The accompanying financial statements have been prepared from the separate records maintained by AGC LLC Holding and National Golf Properties LLC (collectively “the Company”) and may not necessarily be indicative of the conditions that would have existed or the results of operations if the Selected Portfolio had been operated as an unaffiliated company. Portions of certain income and expenses represent allocations made from home-office items applicable to the Company as a whole.

In our opinion, such financial statements present fairly, in all material respects, the combined financial position of the Selected Portfolio as of December 31, 2006 and 2005, and the combined results of its operations and its combined cash flows for each of the three years in the period ended December 31, 2006 in conformity with accounting principles generally accepted in the United States of America.

Los Angeles, California

November 30, 2007

SELECTED AMERICAN GOLF AND NATIONAL GOLF PROPERTIES

COMBINED BALANCE SHEETS

(In thousands)

	December 31, 2006	December 31, 2005
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$555	$877
Member receivables, net of allowance for doubtful accounts of $119 and $165 as of December 31, 2006 and 2005, respectively	2,699	2,342
Other receivables	328	279
Inventories	1,528	1,371
Prepaid expenses and other assets	812	665

Total current assets	5,922	5,534
PROPERTY AND EQUIPMENT—Net (Note 3)	129,073	131,618
PRIVATE MEMBERSHIPS, Net of accumulated amortization of $127 and $95 as of December 31, 2006 and 2005, respectively	101	134
LEASEHOLD ADVANTAGE, Net of accumulated amortization of $3,383 and $2,515 as of December 31, 2006 and 2005, respectively (Note 2)	19,945	20,813
RESTRICTED CASH	3,988	4,025
DEFERRED LOAN COSTS—Net of accumulated amortization of $2,346 and $778 as of December 31, 2006 and 2005, respectively	784	2,352
DEPOSITS, LICENSES AND OTHER ASSETS	1,731	1,608
GOODWILL (Note 4)	29,093	30,278

TOTAL	$190,637	$196,362

The accompanying notes are an integral part of these combined financial statements	(Continued	)

SELECTED AMERICAN GOLF AND NATIONAL GOLF PROPERTIES

COMBINED BALANCE SHEETS

(In thousands)

	December 31, 2006	December 31, 2005
LIABILITIES AND OWNERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$1,214	$1,316
Accrued expenses (Note 6)	6,713	8,509
Other liabilities (Note 6)	5,008	3,841
Other deferred revenue (Note 2)	5,487	4,829
Deferred initiation fee revenue—net	361	473

Total current liabilities	18,783	18,968
NOTES PAYABLE (Note 7)	133,468	133,750
MEMBERSHIP DEPOSIT LIABILITY	19,187	17,918
OTHER LONG-TERM LIABILITIES	1,405	1,203
DEFERRED INITIATION FEE REVENUE—Net (Note 2)	2,655	2,292

Total liabilities	175,498	174,131

MINORITY INTEREST	1,271	1,423

COMMITMENTS AND CONTINGENCIES (Note 8)	—	—
OWNERS’ EQUITY	13,868	20,808

TOTAL LIABILITIES AND OWNERS’ EQUITY	$190,637	$196,362

The accompanying notes are an integral part of these combined financial statements	(Concluded	)

SELECTED AMERICAN GOLF AND NATIONAL GOLF PROPERTIES

COMBINED STATEMENTS OF OPERATIONS

(In thousands)

	For the years ended,
	December 31, 2006	December 31, 2005	December 31, 2004
REVENUES:
Green fees	$31,060	$30,431	$30,060
Cart rentals	7,455	7,285	7,018
Member dues and initiation fees	18,981	18,557	17,497
Food and beverage sales	26,642	26,235	25,957
Merchandise sales	4,813	4,593	4,885
Other revenue	8,345	7,862	7,617

Total revenues	97,296	94,963	93,034

COSTS AND EXPENSES:
Payroll and related expenses	37,093	37,379	36,097
Cost of food and beverage sold	7,399	7,261	7,416
Cost of merchandise sold	3,139	3,523	3,666
General and administrative	11,852	11,548	11,167
Repairs and maintenance	3,841	2,963	3,153
Other operating expenses	12,288	11,838	12,062
Rents	3,257	3,094	2,973
Depreciation and amortization	7,404	7,547	7,145
Impairment loss (Notes 2 and 4)	1,185	2,363	2,828
(Gain) loss on disposal of assets	(114)	26	(12)

Total costs and expenses	87,344	87,542	86,495

OPERATING INCOME	9,952	7,421	6,539
OTHER INCOME (EXPENSE):
Interest income	216	82	130
Interest expense	(13,636)	(11,914)	(9,239)

Total other expense	(13,420)	(11,832)	(9,109)
LOSS BEFORE MINORITY INTEREST	(3,468)	(4,411)	(2,570)
MINORITY INTEREST	(342)	(179)	(288)
INCOME TAXES (Note 5)	—	—	—

NET LOSS	$(3,810)	$(4,590)	$(2,858)

The accompanying notes are an integral part of these combined financial statements

SELECTED AMERICAN GOLF AND NATIONAL GOLF PROPERTIES

COMBINED STATEMENTS OF OWNERS’ EQUITY

(In thousands)

BALANCE—January 1, 2004	$38,066
Net distributions to owners	(1,624)
Net loss	(2,858)

BALANCE—December 31, 2004	33,584
Net distributions to owners	(8,186)
Net loss	(4,590)

BALANCE—December 31, 2005	20,808
Net distributions to owners	(3,130)
Net loss	(3,810)

BALANCE—December 31, 2006	$13,868

The accompanying notes are an integral part of these combined financial statements

SELECTED AMERICAN GOLF AND NATIONAL GOLF PROPERTIES

COMBINED STATEMENTS OF CASH FLOWS

(In thousands)

	For the years ended,
	December 31, 2006	December 31, 2005	December 31, 2004
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(3,810)	$(4,590)	$(2,858)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	7,404	7,547	7,145
Amortization of intangibles	868	868	868
Amortization of deferred financing costs	1,568	778	546
Write off of financing costs	—	664	—
Loss (gain) on interest rate cap agreements	34	(225)	99
Deferred rent	190	320	393
Minority interest	342	179	288
(Gain) loss on disposal of assets	(114)	26	(12)
Impairment loss	1,185	2,363	2,828
Bad debt expense	12	199	159
Accretion of membership deposit liability	909	1,014	713
(Decrease) increase from changes in:
Member receivables	(369)	240	(863)
Other receivables	(49)	176	(216)
Inventories	(157)	172	613
Prepaid expenses and other assets	(147)	1,104	(103)
Deposits, licenses and other assets	(157)	(383)	130
Accounts payable	(102)	89	(812)
Accrued expenses	(2,015)	1,615	(536)
Other liabilities	1,167	(748)	553
Other deferred revenue	658	(111)	158
Deferred initiation fee revenue	251	87	1,153

Net cash provided by operating activities	7,668	11,384	10,246

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of property and equipment	(4,595)	(3,013)	(3,936)
Proceeds from the disposal of property and equipment	144	—	30
Decrease (increase) in restricted cash	37	(2,226)	(486)

Net cash used in investing activities	(4,414)	(5,239)	(4,392)

(Continued)

SELECTED AMERICAN GOLF AND NATIONAL GOLF PROPERTIES

COMBINED STATEMENTS OF CASH FLOWS

(In thousands)

	For the years ended,
	December 31, 2006	December 31, 2005	December 31, 2004
CASH FLOWS FROM FINANCING ACTIVITIES:
Payments on notes payable	$(282)	$(128,144)	$(4,175)
Proceeds from notes payable	—	133,750	—
Costs of obtaining financing	—	(3,130)	—
Purchase of interest rate cap agreement	—	(276)	—
Cash paid for lease buyout	(30)	(26)	(18)
Member deposit liability	360	335	627
Net distributions to owners	(3,130)	(8,186)	(1,624)
Distributions to minority interests	(494)	(479)	(454)

Net cash used in financing activities	(3,576)	(6,156)	(5,644)

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(322)	(11)	210
CASH AND CASH EQUIVALENTS—Beginning of period	877	888	678

CASH AND CASH EQUIVALENTS—End of period	$555	$877	$888

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for interest, net of capitalized interest of $36, $20 and $30 as of December 31, 2006, 2005 and 2004, respectively	$11,581	$9,429	$7,832
Non-cash transactions:
Investments in property and equipment included in accrued expenses	$518	$287	$169

The accompanying notes are an integral part of these combined financial statements	(Concluded)

SELECTED AMERICAN GOLF AND NATIONAL GOLF PROPERTIES

NOTES TO COMBINED FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2006 AND 2005

1.	ORGANIZATION AND BASIS OF PRESENTATION

AGC LLC Holding, a Delaware limited liability company (“AGC”) was formed in 1973 for the purpose of operating public and private golf and tennis facilities on leased premises. National Golf Properties LLC, a Delaware limited liability company (“NGP”) owns golf courses located throughout the United States. On February 6, 2003, both AGC and NGP were acquired by an investor group comprised primarily of Goldman Sachs’ GS Capital Partners 2000, L.P., Goldman Sachs’ Whitehall Street Global Real Estate Limited Partnership 2001 and Starwood Capital Group’s SOF-VI U.S. Holdings, LLC. As a result of this transaction, assets and liabilities of both AGC and NGP were recorded at their fair market value. Since AGC and NGP are under common ownership, the accompanying financial statements have been presented on a combined basis.

On October 29, 2007 AGC and NGP announced that they had agreed to sell 28 owned and leased golf courses (including its 50% interest in the Las Vegas Joint Venture) (the “Selected Portfolio”) to a third party. The sale is subject to customary closing conditions and is expected to be completed in December 2007. The Selected Portfolio is as follows:

Property	Location	Property	Location
Ancala Country Club	Arizona	Shandin Hills Golf Club *	California
Arrowhead Country Club	Arizona	Arrowhead Golf Club	Colorado
Continental Golf Course	Arizona	Eaglebrook Country Club	Illinois
Desert Lakes Golf Course	Arizona	Mission Hills Country Club	Illinois
The Foothills Golf Club	Arizona	Ruffled Feathers Golf Club	Illinois
Kokopelli Golf Club	Arizona	Tamarack Golf Club	Illinois
Legend at Arrowhead	Arizona	Deer Creek Golf Club	Kansas
London Bridge Golf Course	Arizona	Tallgrass Country Club	Kansas
Stonecreek Golf Club	Arizona	Hunt Valley Country Club	Maryland
Superstition Springs Golf Course	Arizona	Majestic Oaks Golf Club	Minnesota
Tatum Ranch Golf Club	Arizona	Forest Park Golf Course *	Missouri
David L. Baker Memorial Golf Center *	California	Las Vegas Golf Club* ^	Nevada
Meadowlark Golf Course *	California	Painted Desert Golf Club	Nevada
Micke Grove Golf Course *	California	Meadowbrook Country Club	Oklahoma

*	Leased golf course properties

^	50% Ownership of Las Vegas Joint Venture

The accompanying combined financial statements have been presented on a carve-out basis with the assets, liabilities, results of operations and cash flows of the Selected Portfolio combined from different legal entities, all of which are indirect wholly-owned subsidiaries of AGC and NGP (except for the 50% interest in the Las Vegas Joint Venture whose operations are consolidated in the financial statements due to exercise of control). The combined financial statements include allocations from AGC and NGP of certain overhead costs (see note 9). The allocation of debt, related costs and interest to the Selected Portfolio was calculated as its proportionate share of the total AGC and NGP debt which is secured by the Selected Portfolio, based on the specific amounts set forth in the loan documents. Goodwill originated from the transaction dated February 6, 2003 and was recorded at each course based on the allocated purchase price. Transactions between the entities being combined have been eliminated upon combination. Management believes that the assumptions and estimates used in preparation of the combined financial statements are reasonable. However, the combined financial statements may not necessarily reflect the Selected Portfolio’s results of operations, financial position or cash flows in the future, or what its results of operations, financial position or cash flows would have been if the Selected Portfolio had been a stand-alone company during the periods presented. Because of the nature of these combined financial statements, AGC and NGP’s net investment in the Selected Portfolio is shown as “Owners’ Equity.” Other transactions with AGC and NGP and related parties are presented in note 9.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates—The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported periods. These estimates include the allocation of costs and the assessment of the collectibility of accounts receivable, use and recoverability of inventories, useful lives for amortization periods, and recoverability of goodwill, among others. Actual results could differ from those estimates.

Inventories—Inventories are stated at the lower of cost (using the first-in, first-out method) or market. Inventories consist primarily of food, beverage, golf and tennis equipment and clothing and accessories.

Revenue Recognition—Revenue from green fees, cart rentals, food and beverage sales, merchandise sales and other income (consisting primarily of range income, banquets, and club and other rental income) are generally recognized at the time of sale.

Revenue from membership dues is recognized in the month earned. Membership dues received in advance are included in deferred revenues and recognized as revenue ratably over the appropriate period, which is generally twelve months or less. The monthly dues are generally structured to cover the club operating costs and membership services.

Initiation Fees—The Selected Portfolio’s private country club members are expected to pay an advance initiation fee upon their acceptance as a member in the country club. Initiation fees are generally deposits which are refundable 30 years after the date of acceptance as a member. The difference between the amount paid by the member (net of incremental direct costs, primarily commissions) and the net present value of the future refund obligation is deferred and recognized as initiation fee revenue on a straight-line basis over the estimated average expected life of an active membership (currently seven years).

Notes receivable related to the financing of initiation fees are recorded in “Member receivables” and “Deposits, licenses and other assets.” Short-term notes amounted to $239,000 and $165,000 at December 31, 2006 and 2005, respectively, and long-term notes amounted to $81,000 and $165,000 at December 31, 2006 and 2005, respectively. Deferred initiation fee revenue is presented net of approximately $614,000 and $803,000 of incremental direct costs in the combined balance sheets as of December 31, 2006 and 2005, respectively.

The present value of the refund obligation is recorded as a membership deposit liability in the combined balance sheets and accretes over the nonrefundable term (30 years) using the effective interest method. This accretion totaled approximately $909,000, $1.0 million and $713,000 for the years ended December 31, 2006, 2005 and 2004, respectively, and is recorded as interest expense in the accompanying combined statements of operations. At December 31, 2006, the following are the expected initiation fee deposits that are contractually due and payable (in thousands):

Year Ending December 31,	Initiation Fee Deposits Due and Payable
2007	$—
2008	—
2009	—
2010	63
2011	203
Thereafter	55,524

$55,790

In connection with a change of control transaction in 2003, certain shareholders who collectively had a controlling interest in the Selected Portfolio prior to the 2003 transaction as defined in Note 1, assumed a majority of the Selected Portfolio’s membership deposit liabilities. With respect to such assumed liabilities, the Selected Portfolio continues to record a liability of approximately $12.9 million and $12.3 million at December 31, 2006 and 2005, respectively, which is included in “Membership deposit liability.” Accordingly, the Selected Portfolio also has recorded a receivable from these shareholders in the same amount, which has been fully reserved due to the long-term nature and associated uncertainty of collectibility of this receivable.

Goodwill and Other Intangible Assets—Goodwill and identifiable intangibles which consists of leasehold advantages, private memberships and liquor licenses (more fully described below), recorded in connection with the purchase discussed in Note 1, are accounted for in accordance with the provisions of Statement of Financial Accounting Standards (“SFAS”) No. 142, Goodwill and Other Intangible Assets.

Leasehold Advantage—is amortized on a straight line basis over the life of the leases, which range from 19 – 39 years. A leasehold advantage exists when the Selected Portfolio pays a contracted rent that is below current market rents. The value of a leasehold advantage is calculated based on the differential between market and contracted rent, which is tax effected and discounted to present value based on an after-tax discount rate corresponding to each golf course. Amortization of leasehold advantage was $868,000 for the year ended December 31, 2006 and is included as a component of rent expense in the Selected Portfolio’s combined statement of operations.

At December 31, 2006, the following are the expected amortization expense related to leasehold advantage (in thousands):

Year Ending December 31,	Future Amortization of Leasehold Advantage
2007	$868
2008	868
2009	868
2010	868
2011	868
Thereafter	15,605

$19,945

Private Memberships—The Selected Portfolio has private memberships that generate revenue through certain membership-associated fees such as initiation fees and membership dues. The private memberships were valued under the premise that the membership can only have positive value after (i) the Selected Portfolio would receive a fair return of approximately 3% to 5% of gross revenues and (ii) the landlords would receive their contracted rental payments. As the estimated average life of an active membership is seven years, costs and expense were allocated ratably to the deferred revenue over this period, and the resulting after-tax cash flows were then discounted to present value using an after-tax discount rate. The sum of the present value of after-tax cash flows was added to the amortization tax benefit to arrive at a value for each private membership. Private memberships are amortized on a straight-line basis over seven years, the estimated average expected life of an active membership. Amortization of private memberships was $33,000 for the year ended December 31, 2006.

At December 31, 2006, the following are the expected amortization expense related to private memberships (in thousands):

Year Ending December 31,	Future Amortization of Private Memberships
2007	$33
2008	33
2009	33
2010	2
2011	—
Thereafter	—

$101

Liquor Licenses—The Selected Portfolio has transferable liquor licenses that have indefinite lives and are not amortized. The value assigned to each liquor license is based on the type of license (i.e., full liquor, beer and wine or beer only license), the state, city or county the license is in, and overall demand for the license. At December 31, 2006 and 2005, liquor licenses amounted to approximately $168,000 and are included in “Deposits, licenses and other assets” in the combined balance sheets.

Property and Equipment—Property and equipment are carried at cost.

Depreciation of property and equipment is computed using the straight-line method over the lesser of the estimated useful life of the asset (3 to 30 years) or the remaining term of the lease. During the years ended December 31, 2006, 2005 and 2004, the Selected Portfolio recorded depreciation expense of approximately $7.4 million, $7.5 million and $7.1 million, respectively.

When property and equipment are sold or otherwise disposed of, the asset account and related accumulated depreciation and amortization account are relieved, and any gain or loss is included in operations. Expenditures for maintenance and repairs are charged to operations. Significant expenditures which extend the useful life of existing assets are capitalized.

Capitalized Interest—The Selected Portfolio capitalizes interest expense during the period of new construction or upgrade of qualifying assets. The Selected Portfolio capitalized interest of approximately $36,000, $20,000 and $30,000 during the years ended December 31, 2006, 2005 and 2004, respectively.

Operating Leases and Other Operating Expenses—Other operating expenses consist primarily of equipment leases, utilities, seed, soil and fertilizer. The five leased golf course properties and related facilities in the Selected Portfolio are under long-term operating leases. In addition to minimum payments, certain leases require payment of the excess of various percentages of gross revenue or net operating income over the minimum rental payments. The leases generally require these properties to pay taxes assessed against the leased property and the cost of insurance and maintenance. The majority of lease terms range from 10 to 20 years, and typically, the leases contain renewal options. Certain leases include minimum scheduled increases in rental payments at various times during the term of the lease. These scheduled rent increases are required to be recognized on a straight-line basis over the term of the lease.

Impairment of Assets—In accordance with SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, the Selected Portfolio regularly reviews long-lived assets other than goodwill and intangibles with indefinite lives (that are to be held and used or are held for sale) for impairment whenever events or changes in circumstances indicate that the carrying value of the assets may not be recoverable. For assets to be held and used by the Selected Portfolio, the sum of expected undiscounted future cash flows is calculated and if the sum is less than the carrying value of the asset, the Selected Portfolio recognizes an impairment loss equal to the difference between the estimated fair value and the carrying value.

The Selected Portfolio tests goodwill for impairment in November on an annual basis or more frequently if an event occurs or circumstances change that could more likely than not reduce the fair value of a reporting unit below its carrying amount. The impairment test consists of comparing the fair value for a reporting unit with its carrying amount, including goodwill, and, if the carrying amount of the reporting unit exceeds its fair value, comparing the implied fair value of goodwill with its carrying amount. The Selected Portfolio considers each golf course to be a reporting unit. An impairment loss would be recognized for the carrying amount of goodwill in excess of its implied fair value.

During the years ended December 31, 2006, 2005 and 2004, the Selected Portfolio recorded goodwill impairment losses of $1.2 million, $2.4 million and $2.8 million, respectively and is reflected as Impairment loss in the combined statements of operations.

Concentration of Risk—Financial instruments that potentially subject the Selected Portfolio to concentration of credit risk consist primarily of cash and cash equivalents and member receivables.

The Selected Portfolio has cash in financial institutions, some of which is insured by the Federal Deposit Insurance Corporation (“FDIC”) up to $100,000 per institution. At various times throughout the years ended December 31, 2006 and 2005, the Selected Portfolio had cash in financial institutions that was in excess of the FDIC insurance limit.

Concentration of risk with respect to member receivables, which consists primarily of membership dues and charges, is limited due to the large number of club members comprising the Selected Portfolio’s customer base and their dispersion across many different geographic areas. The member receivables are billed and due monthly, and all probable bad debt losses have been appropriately considered in establishing an allowance for doubtful accounts.

Fair Value of Financial Instruments—To meet the reporting requirements of SFAS No. 107, Disclosures about Fair Value of Financial Instruments, the Selected Portfolio calculates the fair value of the financial instruments and includes this additional information in the notes to the combined financial statements when the fair value is materially different from the carrying value of those financial instruments. When the fair value reasonably approximates the carrying value, no additional disclosure is made. The Selected Portfolio uses quoted market prices, when available, or discounted cash flows to calculate these fair values.

In June 2005, the Company purchased an interest rate cap in the amount of $276,000 to protect against an increase in the 30-day LIBOR on a $133.8 million variable rate loan obtained in June 2005. The interest rate cap is for a term of two years and protects the Company on a specific portion of the loan, which decreases over the term of the interest rate cap, on any increase in the interest rate above 4.7% per annum. The remaining value of the interest rate cap purchased in 2003 that was associated with the Company’s previous loan was expensed in June 2005. SFAS No. 133 requires the Company to record the interest rate cap on the balance sheet at fair value and to record changes in the fair value of the interest rate cap in the statement of operations. Based on the fair value of the interest cap as of December 31, 2006, 2005 and 2004, the Company recorded an expense of $34,000, income of $225,000 and an expense of $99,000 in the combined statements of operations for the years ended December 31, 2006, 2005 and 2004, respectively.

Cash and Cash Equivalents—The Selected Portfolio considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

Restricted Cash—Restricted cash consists of cash held as collateral to provide credit enhancement for the Selected Portfolio’s obligations related to performance under lease agreements and insurance claims for certain insurance policies and cash held as collateral to provide cash reserves for property taxes and environmental insurance.

Deferred Loan Costs—Deferred loan costs include loan origination costs such as legal fees, consulting fees and filing costs. Such costs are amortized on a straight-line basis, which approximates the effective interest method, over the term of the respective loan. The loan costs were fully amortized at June 30, 2007, the original maturity date of the loan.

Income Taxes—AGC, which has subsidiaries that are corporations, accounts for income taxes under SFAS No. 109, Accounting for Income Taxes, which prescribes an asset and liability approach. Under the asset and liability method, deferred tax assets and liabilities are recognized for the expected future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and the respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized. Income tax expense (benefit) is the tax payable (refundable) for the period and the change during the period in deferred tax assets and liabilities. This approach was used to determine the components of income taxes for the Selected Portfolio based on the specific identification of assets and liabilities.

NGP is a limited liability company, and as such, under current federal and state laws is not generally subject to income taxes; therefore, no provision has been made for such taxes in the accompanying combined financial statements for amounts related to NGP. Income tax for the Selected Portfolio was prepared as if the Selected Portfolio prepared a separate tax return.

Other Deferred Revenue—Other deferred revenue consists of prepaid membership dues, prepaid privileges and prepaid memberships that will be recognized as revenue within the next 12 months.

New Accounting Pronouncements— In May 2005, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 154, “Accounting Changes and Error Corrections” (“SFAS 154”), to replace APB Opinion No. 20, “Reporting Accounting Changes in Interim Financial Statements” (“APB 20”). SFAS 154 changes the requirements for the accounting for and reporting of a change in accounting principle and requires retrospective application to prior periods’ financial statements, unless it is impracticable to determine period specific effects or the cumulative effect of the change. SFAS 154 was effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. The adoption of this statement did not have a material effect on the Selected Portfolio’s combined financial condition, results of operation or liquidity.

In July 2006, the FASB issued FASB Interpretation No. 48 (“FIN 48”), Accounting for Uncertainty in Income Taxes — an interpretation of FASB Statement No. 109, which prescribes comprehensive guidelines for recognizing, measuring, presenting and disclosing in the financial statements tax positions taken or expected to be taken on tax returns. FIN 48, effective for fiscal years beginning after December 15, 2006, seeks to reduce the diversity in practice associated with certain aspects of the recognition and measurement related to accounting for income taxes. The adoption of this standard did not have a material effect on the Selected Portfolio’s combined financial condition, results of operation or liquidity.

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements” (“SFAS 157”). SFAS 157 defines fair value, establishes a framework for measuring fair value in accordance with U.S. GAAP, and expands disclosures about fair value measurements. The statement clarifies that the exchange price is the price in an orderly transaction between market participants to sell an asset or transfer a liability at the measurement date. The statement emphasizes that fair value is a market-based measurement and not an entity-specific measurement. It also establishes a fair value hierarchy used in fair value measurements and expands the required disclosures of assets and liabilities measured at fair value. SFAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007. The adoption of this standard is not expected to have a material impact on the Selected Portfolio’s combined financial condition, results of operation or liquidity.

In February 2007, the FASB issued SFAS No. 159 “The Fair Value Option for Financial Assets and Financial Liabilities” (“SFAS No. 159”). SFAS No. 159 permits entities to choose to measure many financial assets and financial liabilities at fair value. Unrealized gains and losses on items for which the fair value option has been elected are reported in earnings. SFAS No. 159 is effective for fiscal years beginning after November 15, 2007. The adoption of this standard is not expected to have a material impact on the Selected Portfolio’s combined financial condition, results of operation or liquidity.

3.	PROPERTY AND EQUIPMENT

Property and equipment consist of the following (in thousands):

	Estimated Useful Lives (Years)	December 31,
		2006	2005
Land		$30,131	$30,143
Golf course improvements	10–20	64,256	63,170
Buildings	15–30	44,374	43,984
Furniture, fixtures, machinery and equipment	3–10	11,080	8,401
Less accumulated depreciation		(25,771)	(18,417)

		124,070	127,281
Construction in process		5,003	4,337

		$129,073	$131,618

4.	GOODWILL

The following is a reconciliation of changes in the carrying amount of goodwill for the years ended December 31, 2006 and 2005 (in thousands):

Balance—January 1, 2005	$32,641
Impairment loss—assets to be held and used	(2,363)

Balance—December 31, 2005	30,278
Impairment loss—assets to be held and used	(1,185)

Balance—December 31, 2006	$29,093

During the year ended December 31, 2006 and 2005, the Selected Portfolio recognized an impairment loss as part of its annual impairment test in accordance with SFAS No. 142. The impairment recognized was the result of operating performance on certain courses to which goodwill was allocated.

The impairment test consists of comparing the fair value for a reporting unit, using a discounted cash flow model, with its carrying amount, including goodwill, and, if the carrying amount of the reporting unit exceeds its fair value, comparing the implied fair value of goodwill with its carrying amount. The Selected Portfolio considers each golf course to be a separate reporting unit.

5.	INCOME TAXES

Income taxes are presented as if the Selected Portfolio prepared its tax returns on a stand alone basis.

The components of income taxes are as follows (in thousands):

	December 31,
	2006	2005	2004
Deferred	$2,467	$2,223	$2,681
Valuation allowance	(2,467)	(2,223)	(2,681)

	$—	$—	$—

Deferred income taxes result from temporary differences in the financial and tax bases of assets and liabilities. Significant components of the Selected Portfolio’s deferred tax assets and liabilities are as follows (in thousands):

	December 31,
	2006	2005
Deferred tax assets:
Leasehold disadvantage	$7,372	$8,878
Net operating loss carryforwards	11,717	8,449
Accrued expenses	1,255	1,311
Building and other depreciable assets	789	383
Member deposit obligations-net	916	915
Other	49	71

	22,098	20,007
Valuation allowances	(17,815)	(15,348)

Total deferred tax assets	4,283	4,659

Deferred tax liabilities:
Leasehold advantage	4,242	4,605
Building and other depreciable assets	—	—
Private memberships	41	54

Total deferred tax liabilities	4,283	4,659

Net deferred tax liabilities	$—	$—

A valuation allowance has been established to reduce net deferred tax assets to the amount expected to be realized. The Selected Portfolio has a U.S. federal net operating loss carryforward of $29.3 million, which will begin to expire in the year 2024.

A leasehold advantage or disadvantage exists to NGP or AGC when it pays a contracted rent that is below or above current market rates. The value of a leasehold advantage or disadvantage is calculated based on the differential between market and contracted rent, which is tax effected and discounted to present value based on the after-tax discount rate corresponding to each golf course. Leasehold advantage and disadvantage is amortized on a straight line basis over the life of the lease. Leasehold advantage and disadvantage on leases between NGP and AGC are eliminated in combination in the accompanying combined financial statements. However, due to the different taxable nature of NGP and AGC (see note 2), they do give rise to deferred tax assets and liabilities which are reflected above.

6.	ACCRUED EXPENSES AND OTHER LIABILITIES

Accrued expenses and other liabilities consist of the following components (in thousands):

	December 31,
	2006	2005
Accrued expenses:
Compensation and related costs	$2,918	$4,589
Property taxes	1,302	1,430
Rent	222	255
Other	2,271	2,235

	$6,713	$8,509

Other liabilities:
Merchandise certificates	$2,021	$1,692
Deposits	1,674	1,393
Sales and use taxes	357	371
Other	956	385

	$5,008	$3,841

7.	NOTES PAYABLE

Notes payable consist of the following (in thousands):

	December 31, 2006		December 31, 2005
Type of Collateral	Interest Rate	Balance	Interest Rate	Balance	Maturity
Collateralized note-Senior	8.85%	$133,468	7.61%	$133,750	7/9/2008

On February 6, 2003, the Selected Portfolio entered into a mortgage loan with GMAC Commercial Mortgage Corporation (the “GMAC Loan”). The loan was collateralized by certain assets owned by the Selected Portfolio and had an interest rate that was the greater of 30-day LIBOR or 1.55% plus 400 basis points. The interest rate at December 31, 2004 was 6.09% and interest payments were made monthly.

On June 30, 2005, the Selected Portfolio refinanced the GMAC Loan and entered into a loan with Deutsche Bank (the “Deutsche Loan”). The loan is encumbered by certain assets owned by the Selected Portfolio which have a release price that is to be paid upon disposition of each asset. The loan bears interest at the rate of 30-day LIBOR plus 350 basis points. The interest rate at December 31, 2006 and December 31, 2005 was 8.85% and 7.61%, respectively, and interest payments are made monthly. In July 2007, the Selected Portfolio exercised the first of three one-year extension options. The loan now matures on July 9, 2008. It is our intention to further exercise this provision to extend the maturity date on or before June 30, 2008. The remaining balance on the GMAC Loan was repaid at the closing of the Deutsche Loan and the unamortized deferred financing costs of $664,000 were written off and included in interest expense at December 31, 2005.

The note amount above includes only the portion of the Deutsche Loan collateralized by the Selected Portfolio.

The note agreements contain, among other things, covenants restricting the sale of property and certain reporting requirements. The Selected Portfolio was compliant with all covenants as of December 31, 2006.

8.	COMMITMENTS AND CONTINGENCIES

The Selected Portfolio is the lessee under long-term operating leases for golf courses and equipment. At December 31, 2006, the following are future minimum rental payments required pursuant to the terms of all operating lease obligations (in thousands):

Year Ending December 31	Unrelated Parties
2007	$3,482
2008	2,869
2009	2,195
2010	2,878
2011	1,569
Thereafter	21,552

$34,545

In addition to minimum rental payments, certain leases require payment of the excess of various percentages of gross revenue or net operating income over the minimum rental payments. Percentage rentals paid to unrelated parties were approximately $569,000, $410,000 and $430,000 for the years ended December 31, 2006, 2005 and 2004, respectively.

The Selected Portfolio is required to maintain bonds under certain third-party agreements, as requested by certain utility providers, and under the rules and regulations of licensing authorities and other governmental agencies. As of December 31, 2006, the Selected Portfolio had approximately $112,000 of bonds outstanding related to the Selected Portfolio.

Litigation—The Selected Portfolio has continuing litigation matters and other contingencies incurred in the ordinary course of business and has recorded liabilities for the payment of these contingencies when such amounts are probable and can be estimated.

On May 29, 2007, AGC entered into a Memorandum of Understanding (MOU) in settlement of a class action suit. Per the MOU, AGC will pay up to $2.6 million in full and complete settlement of all claims, inclusive of attorney’s fees, costs, claims administration costs and all other fees and costs. The MOU is binding, subject to court approval. The settlement expense will be spread equitably across the 66 California courses operated by AGC, of which 4 courses are included in the Selected Portfolio.

At December 31, 2006, the Selected Portfolio accrued $24,000 related to the class action suit, resulting in an additional charge of $133,000 in 2007.

9.	RELATED PARTY TRANSACTIONS

The Selected Portfolio is wholly owned by AGC and NGP and reflects transactions with AGC and NGP for, among other things, the daily transfer of cash collections, daily cash funding to be used in operations and allocations of corporate expenses. For purposes of these combined financial statements, the net amount due to/from AGC and NGP has been classified as “Owners’ Equity.”

AGC and NGP have allocated to the Selected Portfolio certain overhead costs, which include general and administrative services (including legal, human resources, financial and technological services) and payroll and related expenses. The combined financial statements reflect expenses which were allocated based on specific identification of costs and relative share of revenue or certain types of costs. Management believes that the methodologies used to allocate such overhead expenses for the services described above are reasonable. However, the Selected Portfolio’s expenses as a stand-alone company may be different from those reflected in the combined statements of operations.

Payroll and related expenses are comprised of the following (in thousands):

	2006	2005	2004
Direct costs	$32,800	$31,764	$32,267
Allocated AGC and NGP overhead	4,293	5,615	3,830

Total	$37,093	$37,379	$36,097

General and administrative expenses are comprised of the following (in thousands):

	2006	2005	2004
Direct costs	$9,340	$8,744	$8,557
Allocated AGC and NGP overhead	2,512	2,804	2,610

Total	$11,852	$11,548	$11,167

CNL INCOME PROPERTIES, INC.

AND SUBSIDIARIES

UNAUDITED PRO FORMA

CONSOLIDATED FINANCIAL INFORMATION

The accompanying Unaudited Pro Forma Consolidated Balance Sheet of CNL Income Properties, Inc. (the “Company”) is presented as if the acquisitions described in Note (b) had occurred on September 30, 2007.

The accompanying Unaudited Pro Forma Consolidated Statements of Operations are presented for the nine months ended September 30, 2007 and for the year ended December 31, 2006 (the “Pro Forma Periods”), and include certain pro forma adjustments to illustrate the estimated effect of the Company’s significant transactions as if they had occurred on January 1, 2006.

This pro forma consolidated financial information is presented for informational purposes only and does not purport to be indicative of the Company’s financial results or condition if the various events and transactions reflected herein had occurred on the dates or been in effect during the periods indicated. This pro forma consolidated financial information should not be viewed as indicative of the Company’s financial results or conditions in the future. The pending transactions described in the notes to the unaudited pro forma consolidated financial information are subject to the fulfillment of certain conditions. There can be no assurances that any or all of the conditions will be satisfied, or that the transactions will ultimately be completed.

CNL INCOME PROPERTIES, INC.

AND SUBSIDIARIES

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

AS OF SEPTEMBER 30, 2007

(in thousands, except per share data)

	Historical (a)	Pro Forma Adjustments		Pro Forma
ASSETS
Real estate investment properties under operating leases, net	$1,189,908	$327,193	(b)	$1,517,101
Cash	317,047	(190,507	)(c)	126,540
Investment in unconsolidated entities	173,979	—		173,979
Mortgages and other notes receivable	129,111	—		129,111
Intangibles, net	35,407	23,201	(b)	58,608
Prepaid expenses and other assets	33,213	(13,142	)(b)	20,071
Accounts and other receivables	21,042	—		21,042
Restricted cash	4,881	—		4,881
Deposits on pending real estate investments	1,000	—		1,000

Total Assets	$1,905,588	$146,745		$2,052,333

LIABILITIES AND STOCKHOLDERS’ EQUITY
Mortgages and other notes payable	$270,195	$140,000	(d)	$410,195
Security deposits	31,820	6,745	(e)	38,565
Line of credit	19,000	—		19,000
Other liabilities	11,240	—		11,240
Accounts payable and accrued expenses	6,349	—		6,349
Due to affiliates	3,468	—		3,468

Total Liabilities	$342,072	$146,745		$488,817

Commitments and Contingencies
Rescindable common stock (5,048 shares issued and outstanding)	50,478	—		50,478

Stockholders’ equity:
Preferred stock, $.01 par value per share 200 million shares authorized and unissued	—	—		—
Excess shares, $.01 par value per share 120 million shares authorized and unissued	—	—		—
Common stock, $.01 par value per share One billion shares authorized at September 30, 2007 178,019 shares issued and 177,361 shares outstanding	1,774	—		1,774
Capital in excess of par value	1,569,565	—		1,569,565
Accumulated earnings	49,600	—		49,600
Accumulated distributions	(111,287)	—		(111,287)
Accumulated other comprehensive loss	3,386	—		3,386

	1,513,038	—		1,513,038

Total Liabilities and Stockholders’ Equity	$1,905,588	$146,745		$2,052,333

See accompanying notes to unaudited pro forma consolidated financial statements

CNL INCOME PROPERTIES, INC.

AND SUBSIDIARIES

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2007

(in thousands, except per share data)

	Historical (1)	Pro Forma Adjustments		Pro Forma Results
Revenues:
Rental income from operating leases	$82,825	$29,125	(2)	$115,324
		2,348	(3)
		1,026	(4)
Interest income on mortgages and other notes receivable	8,400	46	(5)	8,446
Other operating income	5,323	—		5,323

	96,548	32,545		129,093

Expenses:
Asset management fee to advisor	10,277	3,855	(6)	14,132
General and administrative	6,820	—		6,820
Ground lease and permit fees	3,909	2,348	(3)	6,257
Repairs and maintenance	1,435	—		1,435
Loan loss provision	1,557	—		1,557
Depreciation and amortization	44,893	14,764	(7)	59,657
Other operating expenses	4,987	—		4,987

	73,878	20,967		94,845

Operating income	22,670	11,578		34,248

Other income (expense):
Interest and other income	7,748	(4,656	)(8)	3,092
Interest expense and loan cost amortization	(10,171)	(8,580	)(9)	(18,751)
Equity in earnings of unconsolidated entities	4,068	—		4,068

Total other income (loss)	1,645	(13,236)		(11,591)

Net income	$24,315	$(1,658)		$22,657

Earnings Per Share of Common Stock (Basic and Diluted)	$0.16			$0.14

Weighted Average Number of Shares of Common
Stock Outstanding (Basic and Diluted)	150,741	(10)		158,472

See accompanying notes to unaudited pro forma consolidated financial statements

CNL INCOME PROPERTIES, INC.

AND SUBSIDIARIES

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2006

(in thousands, except per share data)

	Historical (1)	Pro Forma Adjustments		Pro Forma Results
Revenues:
Rental income from operating leases	$15,926	$106,523	(2)	$140,037
		6,056	(3)
		11,532	(4)
Interest income on mortgages and other notes receivable	6,210	5,769	(5)	11,979
Other operating income	120	—		120

	22,256	129,880		152,136

Expenses:
Asset management fee to advisor	5,356	12,540	(6)	17,896
General and administrative	6,529	—		6,529
Ground lease and permit fees	286	6,056	(3)	6,342
Depreciation and amortization	8,489	59,391	(7)	67,880
Other operating expenses	118	—		118

	20,778	77,987		98,765

Operating income	1,478	51,893		53,371

Other income (expense):
Interest and other income	7,890	(7,847	)(8)	43
Interest expense and loan cost amortization	(986)	(17,656	)(9)	(18,642)
Equity in earnings of unconsolidated entities	11,003	—		11,003

Total other income (loss)	17,907	(25,503)		(7,596)

Net income	$19,385	$26,390		45,775

Earnings Per Share of Common Stock (Basic and Diluted)	$0.31			$0.32

Weighted Average Number of Shares of Common
Stock Outstanding (Basic and Diluted)	62,461	(10)		143,350

See accompanying notes to unaudited pro forma consolidated financial statements

CNL INCOME PROPERTIES, INC.

AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED

FINANCIAL STATEMENTS

Unaudited Pro Forma Consolidated Balance Sheet:

(a)	Reflects the Company’s historical balance sheet as of September 30, 2007.

(b)	Represents the Company’s pending and completed property acquisitions subsequent to September 30, 2007 (in thousands):

Properties	Purchase Price	Closing Costs	Acquisition Fees	Total(iii)
American Golf Corporation (i)	$306,551	$4,431	$16,462	$327,444
Booth Creek Commercial (ii)	22,000	69	881	22,950

Total	$328,551	$4,500	$17,343	$350,394

FOOTNOTES:

(i)	On October 29, 2007 and November 30, 2007, the Company entered into an asset purchase agreement with affiliates of American Golf Corporation and Nevada Links, Inc., a company not affiliated with American Golf Corporation to acquire a portfolio of 28 U.S. golf courses, consisting of 22 fee properties and six leasehold interests, in 11 states for an aggregate purchase price of approximately $306.6 million. On November 30, 2007 and December 19, 2007, the Company acquired the 22 fee properties and two leasehold interests, respectively, for a purchase price of approximately $264.0 million, excluding transaction costs. These properties are leased and operated by an existing tenant of the Company under long-term triple-net leases with an initial term of 20 years with four 5-year renewal options except for one leasehold interest which has three 5-year renewal option and one 6-year renewal option. The remaining four leasehold interests are expected to close by the end of February 2008 and are subject to customary closing conditions. There can be no assurance that any or all of the properties will be acquired. The pro forma adjustment represents the total purchase price of all 28 golf courses of approximately $327.4 million, including closing costs of approximately $4.4 million and the reclassification of certain acquisition fees of approximately $16.4 million.

(ii)	On December 1, 2006, the Company entered into an agreement to acquire four ski properties and retail and commercial space from Booth Creek Resort Properties, LLC. On January 19, 2007, the Company acquired and leased back the four ski resort properties and subsequently acquired the commercial space on October 2, 2007 for a purchase price of $22.0 million. The commercial property is leased under a triple-net lease with similar lease terms as the related ski properties. The pro forma adjustment represents the purchase price of approximately $23.0 million, including closing costs of approximately $0.1 million and the reclassification of certain acquisition fees of approximately $0.9 million that were previously capitalized in other assets.

(iii)	The total purchase price of $350.4 million was allocated between real estate of $327.2 million and intangible assets of $23.2 million.

(c)	Represents the reduction in cash in connection with the Company’s acquisition of the properties described in Note (b) above, net of cash deposits from tenants leasing these properties described in Note (e) below.

(d)	Represents a $140.0 million, third-party financing, in connection with the American Golf Corporation transaction described in Note (b) above. The loan will bear interest at a fixed rate of 6.09% for the term of five years with monthly payments of principal and interest. The loan will be collateralized by the 28 golf course properties and is expected to close by the end of the first quarter of 2008.

(e)	Represents a cash security deposit received from the third-party tenants in connection with the Company’s acquisition of the American Golf Corporation described in Note (b) above.

Unaudited Pro Forma Consolidated Statements of Operations:

(1)	Represents the Company’s historical operating results for the respective pro forma periods being presented.

(2)	Represents the estimated pro forma rental income and percentage rent adjustments from operating leases as a result of the pending and completed acquisitions of the following real estate investment properties. The pro forma adjustment has been adjusted for straight-lining of rents and represents the portion of income in excess of the actual income recognized during the period in which the property was owned, as if the property was owned and leased for the entire period. Percentage rent is generally based on a percentage of gross revenues. The historical revenues of the properties were used to estimate percentage rent for the pro forma periods presented (in thousands).

CNL INCOME PROPERTIES, INC.

AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED

FINANCIAL STATEMENTS

Unaudited Pro Forma Consolidated Statements of Operations (Continued):

		Pro Forma Adjustments
Properties	Acquisition Date	Year Ended December 31, 2006	Nine Months Ended September 30, 2007
American Golf Corporation (i)	Pending	$5,938	$4,453
American Golf Corporation (i)	11/30/07	21,426	16,070
Booth Creek Commercial	10/2/2007	—	861
The Parks	4/6/2007	26,787	6,219
Booth Creek Ski	1/19/2007	18,649	963
Marinas International	12/22/2006	7,843	559
Premier Golf	12/22/2006	5,310	—
EAGL Golf	11/16/2006	6,217	—
Valencia & Talega	10/16/2006	4,011	—
Weston Hills	10/16/2006	2,466	—
Family Entertainment Centers	10/06/2006	2,592	—
Bear Creek	9/08/2006	775	—
Bretton Woods	6/23/2006	1,752	—
South Mountain	6/09/2006	500	—
Cypress Mountain	5/30/2006	1,408	—
Harley-Davidson	4/27/2006	219	—
Palmetto Hall	4/27/2006	216	—
Hawaiian Falls	4/21/2006	414	—

Total		$106,523	$29,125

FOOTNOTE:

(i)	Rental income from operating leases has been reduced by $821,400 and $616,050, respectively, due to amortization of lease incentives into revenue. See Note (7) for additional information.

(3)	Represents the estimated pro forma adjustments for ground leases, park use permit and land permit fees paid by the third-party tenants related to the properties. Ground leases, park use permit and land permit fees are generally a percentage of gross revenue exceeding a certain threshold. The historical revenues of the properties were used to estimate ground leases, park use permit and land permit fees for the pro forma periods presented (in thousands).

	Pro Forma Adjustments
Properties	Year Ended December 31, 2006	Nine Months Ended September 30, 2007	Description
American Golf Corporation	$1,964	$1,620	Six long-term ground leases
Booth Creek Ski	1,138	231	U.S. Forest Service ski area permit
The Parks	1,923	497	Two long-term ground leases
Marinas International	195	—	Three long-term ground leases
EAGL Golf	310	—	Three long-term ground leases
Family Entertainment Centers	264	—	Three long-term ground leases
Bear Creek	198	—	Special facilities ground leases agreement with Dallas/Fort Worth International Airport Board
Cypress Mountain	64	—	Special park use permit from Canadian Provincial Authority

Total	$6,056	$2,348

CNL INCOME PROPERTIES, INC.

AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED

FINANCIAL STATEMENTS

Unaudited Pro Forma Consolidated Statements of Operations (Continued):

(4)	FF&E reserve income represents amounts set aside by the tenants and paid to the Company for capital expenditure purposes. The Company has exclusive rights to and ownership of the accounts. Generally, the amounts are based on an agreed upon percentage of the tenants’ gross revenues as defined in the respective leases. The historical revenues of the properties were used to estimate FF&E reserves due under the leases for the pro forma periods presented (in thousands).

	Pro Forma Adjustments
Properties	Year Ended December 31, 2006	Nine Months Ended September 30, 2007
Booth Creek Ski & Commercial	$6,000	$11
The Parks	2,476	587
Marinas International	806	23
Premier Golf	401	—
EAGL Golf (i)	—	405
Valencia & Talega	338	—
Weston Hills	303	—
Family Entertainment Centers	198	—
Bear Creek (i)	—	—
Cypress Mountain	255	—
Harley-Davidson	8	—
Palmetto Hall	16	—
Hawaiian Falls (i)	—	—
South Mountain	52	—
Bretton Woods	679	—

Total	$11,532	$1,026

FOOTNOTE:

(i)	No FF&E reserves required during the first lease year in accordance with the lease agreements.

[Intentionally left blank]

CNL INCOME PROPERTIES, INC.

AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED

FINANCIAL STATEMENTS

Unaudited Pro Forma Consolidated Statements of Operations (Continued):

(5)	On March 10, 2006, the Company purchased a $15.0 million mezzanine loan from Column Financial, Inc., as former lender to Mizner Court Holdings, LP. Mizner Court Holdings, LP is a partnership owned by a subsidiary of GE Capital called GEBAM, Inc. and by Stoltz Mizner Court, L.P. The proceeds from the mezzanine loan, in addition to the proceeds from an $89.0 million first mortgage loan, were used by Mizner Court Holdings, L.P. to acquire an apartment complex in Boca Raton, Florida. The loan earns interest at a rate of one month LIBOR plus 7.0% per year and requires monthly interest payments. The pro forma adjustments include interest income of $328,530 from this loan for the year ended December 31, 2006.

In connection with the Booth Creek Ski transaction, the Company made a $12.0 million loan to Booth Creek Ski Holdings, Inc. The loan requires monthly interest-only payments based on an annual percentage rate of 9.0%. At maturity, the borrower will pay the entire unpaid principal balance and an exit fee equal to the aggregate of monthly interest payments that would have been payable if the interest rate had been 15.0%. The pro forma adjustments include interest income of approximately $57,000 and $1.8 million and the amortization of acquisition fees of approximately $7,000 and $160,000 for the nine months ended September 30, 2007 and for the year ended December 31, 2006, respectively.

The pro forma adjustments also include interest income on the approximately $39.1 million loan made in connection with the Marinas International transaction of approximately zero and $3.9 million and the amortization of acquisition fees of approximately $4,000 and $104,000 for the nine months ended September 30, 2007 and for the year ended December 31, 2006, respectively.

(6)	Represents asset management fees associated with owning interests in or making loans in connection with real estate. The assets and loans are managed by the Company’s advisor for an annual asset management fee of 1% per year of the Company’s pro-rata share of the “Real Estate Asset Value” as defined in the Company’s Prospectus. The pro forma adjustments include asset management fees for all properties acquired, loans made and pending acquisitions as if the acquisitions had occurred at the beginning of the pro forma periods presented.

(7)	Depreciation and amortization is computed using the straight-line method of accounting over the estimated useful lives of the related assets. The pro forma adjustments represent the estimated additional expenses as if the assets had been owned during the entire pro forma periods presented net of any actual depreciation or amortization on those assets as recognized in the Company’s historical results of operations (in thousands).

				Pro Forma Adjustments
Properties	Assets	Purchase Price	Estimated Useful Life	Year Ended December 31, 2006		Nine Months Ended September 30, 2007
American Golf Corporation	Land	$75,568	n/a	$—		$—
	Land improvements	119,419	15 years	7,962		5,971
	Leasehold interests	17,972	32 years	561		421
	Buildings	77,040	36 years	2,140		1,605
	FF&E	14,244	5 years	2,849		2,137
	Intangible - in place leases	6,773	20 years	339		254
	Lease incentives	16,428	20 years	—	(i)	—	(i)

	Total	$327,444		$13,851		$10,388

FOOTNOTE:

(i)	Under the asset purchase agreement with American Golf Corporation, fourteen additional properties were assigned to EAGLE Golf for no value. Due to the nature of this transaction, U.S. GAAP requires us to record the inherent value of these courses as a lease incentive to our tenant which is amortized against rental income from our tenant over the life of the leases for these properties. Lease incentives represent the value attributable to the golf courses that were transferred to our tenant. American Golf Corporation required that these courses be sold with the portfolio of 28 that we acquired. We, in turn, required our tenant to take title to these courses and they will continue to operate them on their own behalf. The pro forma adjustments of $821,400 and $616,050 for the year ended December 31, 2006 and the nine months ended September 30, 2007, respectively, have been reflected as a reduction in rental income from operating leases.

CNL INCOME PROPERTIES, INC.

AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED

FINANCIAL STATEMENTS

Unaudited Pro Forma Consolidated Statements of Operations (Continued):

				Pro Forma Adjustments
Properties	Assets	Purchase Price	Estimated Useful Life	Year Ended December 31, 2006	Nine Months Ended September 30, 2007
Booth Creek Ski & Commercial	Land	$37,105	n/a	$—	$—
	Land improvements	60,743	15 years	4,050	40
	Permit rights	1,932	40 years	48	—
	Buildings	48,573	39 years	1,246	362
	Ski lifts	16,154	20 years	808	—
	FF&E	37,277	5 years	7,455	—
	Intangible - in place leases	4,016	20 years	201	—

	Total	$205,800		$13,808	$402

The Parks	Land	$102,098	n/a	$—	$—
	Land improvements	52,696	15 years	3,513	403
	Leasehold interests	6,587	57 years	115	—
	Buildings	59,282	39 years	1,520	509
	FF&E	36,228	5 years	7,246	1,674
	Ride equipment	65,869	25 years	2,635	1,293
	Intangible - in place leases	6,587	22 years	299	95

	Total	$329,347		$15,328	$3,974

Marinas International	Land	$15,993	n/a	$—	$—
	Land improvements	6,225	15 years	415	—
	Leasehold interests	34,082	34 years	1,011	—
	Buildings	10,172	34 years	299	—
	FF&E	15,457	5 years	2,941	—
	Floating docks	2,966	15 years	198	—
	Intangible - trade names	1,549	n/a	—	—
	Intangible - in place leases	2,004	16 years	125	—

	Total	$88,448		$4,989	$—

Premier Golf	Land	$9,675	n/a	$—	$—
	Land improvements	24,745	15 years	1,581	—
	Buildings	22,410	39 years	551	—
	FF&E	2,823	5 years	525	—
	Intangible - in place leases	1,209	20 years	58	—

	Total	$60,862		$2,715	$—

CNL INCOME PROPERTIES, INC.

AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED

FINANCIAL STATEMENTS

Unaudited Pro Forma Consolidated Statements of Operations (Continued):

				Pro Forma Adjustments
Properties	Assets	Purchase Price	Estimated Useful Life	Year Ended December 31, 2006	Nine Months Ended September 30, 2007
EAGL Golf	Land	$21,297	n/a	$—	$—
	Land improvements	24,522	15 years	1,197	—
	Leasehold interests	6,139	41 years	150	—
	Buildings	8,309	39 years	187	—
	FF&E	3,452	5 years	575	—
	Intangible - trade name	10,822	n/a	—	—
	Intangible - in place leases	1,002	20 years	45	—

	Total	$75,543		$2,154	$—

Valencia & Talega	Land	$20,058	n/a	$—	$—
	Land improvements	26,279	15 years	1,392	—
	Buildings	11,603	39 years	233	—
	FF&E	874	5 years	115	—
	Intangible - in place leases	1,192	20 years	47	—

	Total	$60,006		$1,787	$—

Weston Hills	Land	$6,295	n/a	$—	$—
	Land improvements	13,980	15 years	739	—
	Buildings	14,282	39 years	288	—
	FF&E	1,501	5 years	197	—
	Intangible - in place lease	730	20 years	29	—

	Total	$36,788		$1,253	$—

Family Entertainment Centers	Land	$20,539	n/a	$—	$—
	Land improvements	6,307	15 years	318	—
	Leasehold interests	361	25 years	10	—
	Buildings	7,070	25 years	235	—
	FF&E	2,065	5 years	270	—
	Intangible - in place leases	805	30 years	18	—

	Total	$37,147		$851	$—

Bear Creek	Land improvements	$6,830	15 years	$275	$—
	Leasehold interest	2,680	80 years	24	—
	Buildings	1,091	39 years	19	—
	FF&E	952	5 years	—	—
	Intangible - in place lease	235	20 years	8	—

	Total	$11,788		$326	$—

CNL INCOME PROPERTIES, INC.

AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED

FINANCIAL STATEMENTS

Unaudited Pro Forma Consolidated Statements of Operations (Continued):

				Pro Forma Adjustments
Properties	Assets	Purchase Price	Estimated Useful Life	Year Ended December 31, 2006	Nine Months Ended September 30, 2007
Cypress Mountain	Permit rights	$16,911	28 years	$48	$—
	Buildings	597	28 years	6	—
	Ski lifts	7,214	20 years	—	—
	FF&E	3,884	5 years	—	—
	Intangible - in place lease	839	20 years	15	—

	Total	$29,445		$69	$—

Harley-Davidson	Land	$979	n/a	$—	$—
	Building	5,535	39 years	28	—
	FF&E	195	5 years	—	—
	Intangible - in place lease	140	20 years	5	—

	Total	$6,849		$33	$—

Hawaiian Falls	Land improvements	$3,050	15 years	$56	$—
	Leasehold interests	3,578	32 years	37	—
	Buildings	1,057	33 years	15	—
	FF&E	4,921	5 years	357	—
	Intangible - in place leases	300	27 years	3	—

	Total	$12,906		$468	$—

South Mountain	Land	$3,018	n/a	$—	$—
	Land improvements	8,434	15 years	203	—
	Buildings	1,372	39 years	20	—
	FF&E	377	5 years	—	—
	Intangible - in place lease	285	20 years	8	—

	Total	$13,486		$231	$—

Bretton Woods	Land	$6,090	n/a	$—	$—
	Land improvements	4,448	15 years	133	—
	Buildings	25,183	39 years	295	—
	FF&E	11,939	5 years	1,063	—
	Intangible - in place lease	481	10 years	37	—

	Total	$48,141		$1,528	$—

	Total – All Properties			$59,391	$14,764

CNL INCOME PROPERTIES, INC.

AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED

FINANCIAL STATEMENTS

Unaudited Pro Forma Consolidated Statements of Operations (Continued):

The above purchase price allocations, in some instances, are preliminary. The final allocations of purchase price may include other identifiable assets which may have varying estimated lives and could impact the amount of future depreciation or amortization expense.

(8)	Reflects a reduction in interest income due to the decrease in the amount of cash available to invest in interest bearing accounts after the Company’s acquisition of the real estate investment properties.

(9)	Represents interest expense on financing obtained in connection with the Company’s acquisition (in thousands).

			Pro Forma Adjustment
Description	Principal Balance	Fixed Interest Rate	Year Ended December 31, 2006	Nine Months Ended September 30, 2007
Third-party golf financing	$140,000	6.09%	$8,526	$6,394
Seller Financing - Parks transaction	22,000	8.75%	1,925	503
Third-party ski financing	111,500	6.11%	6,813	1,683
Seller Financing - Bretton Woods transaction	6,500	5.77%	375	—
Seller Financing - Bretton Woods transaction	338	5.20%	17	—

Total	$280,338		$17,656	$8,580

(10)	Historical earnings per share were calculated based upon the actual weighted average number of shares of common stock outstanding during the respective pro forma periods presented. The pro forma earnings per share were calculated assuming that proceeds from the sale of shares were sufficient to fund the acquisitions as if they occurred on January 1, 2006 outside of debt and security deposit described in Notes (d) and (e) above and that those shares of common stock were outstanding for the entire pro forma periods presented.